                                                                    Exhibit 99.1

                        Form 4 Joint Filer Information

Names of the Reporting Persons: *  Coliseum Capital Management, LLC, a Delaware
                                   limited liability company ("CCM");

                                *  Coliseum Capital, LLC, a Delaware
                                   limited liability company ("CC");

                                *  Coliseum Capital Partners, L.P., a Delaware
                                   limited partnership ("CCP");

                                *  Coliseum Capital Partners II, L.P., a Delaware
                                   limited partnership ("CCP2" and, together with
                                   CCP, the "Funds");

                                *  Blackwell Partners, LLC, a Georgia
                                   limited liability company ("Blackwell");

                                *  Adam Gray; and

                                *  Christopher Shackelton, a member of the board
                                   of directors of The Providence Service
                                   Corporation.

Address for each of the Reporting          Metro Center, 1 Station Place,
Persons, except Blackwell:                 7th Floor South, Stamford, CT 06902

Address for Blackwell:                     c/o DUMAC, LLC, 280 South Mangum Street,
                                           Suite 210, Durham, NC 27701

Date of Earliest Transaction               January 21, 2014
Required to be Reported:

Designated Filer for each of the           Coliseum Capital Management, LLC
Reporting Persons:

Issuer & Ticker Symbol for each            The Providence Service Corporation;
 of the Reporting Persons:                 PRSC

Title of Non-Derivative Security           Common Stock $0.001 par value
for each of the Reporting Persons:         (the "Stock")

Non-Derivative Securities                  The Reporting Persons acquired or
Acquired or Disposed:                      disposed the Stock as follows:

Transaction Date   Amount of Securities   Price            Amount of Securities
                   Acquired                                Beneficially Owned
                                                           Following Reported
                                                           Transactions

-------------------------------------------------------------------------------
1/21/2014          4,166                  $0 (1)           2,326,516(2)
-------------------------------------------------------------------------------

Transaction Date   Amount of Securities   Price            Amount of Securities
                   Disposed                                Beneficially Owned
                                                           Following Reported
                                                           Transactions
-------------------------------------------------------------------------------
1/21/2014          4,166                  $24.82 (1)       2,322,350(2)
-------------------------------------------------------------------------------

Following the transactions reported herein, Blackwell directly beneficially owned 655,404 shares of Stock, CCP directly beneficially owned 1,311,558 shares of Stock and CCP2 directly beneficially owned 355,388 shares of Stock.

-------------------------------------------------------------------------------

(1) These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees Blackwell and CC's right to receive performance-related fees from the Funds. Each of
Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer.

Title of Derivative Security for           Phantom Stock
each of the Reporting Persons:

Derivative Securities Exercised            The Reporting Persons exercised the
                                          Phantom Stock as follows:

Transaction Date  Conversion or     Number of    Price   Amount of Derivative
                  Exercise Price    Derivative           Securities Beneficially
                  of Derivative     Securities           Owned Following
                                    Acquired             Reported Transactions

-------------------------------------------------------------------------------
1/21/2014         (2)               4,166        (2)     0
-------------------------------------------------------------------------------

(2) Each share of phantom stock was entitled to a cash payment equal to the fair market value of a share of The Providence Service Corporation's common stock, par value $0.001 per share ("Common Stock"), as of the payment date based on the closing market price of the Common Stock on such date.  The closing market price of the Common Stock on the payment date of January 21, 2014 was $24.82.

Christopher Shackelton                /s/ Christopher Shackelton            January 29, 2014
                                      -----------------------------------   ----------------
                                      **Signature of Reporting Person            Date

Coliseum Capital Management, LLC      /s/ Christopher Shackelton, Manager   January 29, 2014
                                      -----------------------------------   ----------------
                                      **Signature of Reporting Person            Date

Coliseum Capital, LLC                 /s/ Christopher Shackelton, Manager    January 29, 2014
                                      -----------------------------------    ---------------
                                      **Signature of Reporting Person            Date

Coliseum Capital Partners, L.P.       /s/ Christopher Shackelton, Manager    January 29, 2014
By: Coliseum Capital, LLC,            -----------------------------------    ---------------
General Partner                       **Signature of Reporting Person            Date

Coliseum Capital Partners II, L.P.    /s/ Christopher Shackelton, Manager    January 29, 2014
By: Coliseum Capital, LLC,            -----------------------------------    ---------------
General Partner                       **Signature of Reporting Person            Date

Blackwell Partners, LLC               /s/ Christopher Shackelton, Manager    January 29, 2014
By: Coliseum Capital Management,      -----------------------------------    ---------------
LLC, Attorney-in-fact                 **Signature of Reporting Person            Date

Adam Gray                             /s/ Adam Gray                          January 29, 2014
                                      -----------------------------------    ---------------
                                      **Signature of Reporting Person            Date

**Intentional misstatements or omissions of facts constitute Federal Criminal
  Violations.

See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).